EXHIBIT 4.2

SHARE SUBSCRIPTION OPTION PLAN
Adopted during Management Board meeting of February 8, 2001






                                                      Mr





Dear Mr               ,

In response to my proposal, Vivendi Environnement's Management Board, with the agreement of the supervisory board and after announcement to the company officer committee, decided on February 8th to introduce an employee stock option subscription plan. I am pleased to inform you that you are one of the beneficiaries of this plan.

I wanted to include as many colleagues as possible in the plan because, together, we are building our company and contributing to its success on a daily basis. Your personal commitment and professional performance are key to the success of our company.

The ability of all of our employees to be factors in our growth is a guarantee for our shareholders. It helps to strengthen our position as number one worldwide in environmental services.

It has been decided to allocate to you subscription options for [ o ] Vivendi Environnement shares at a unit price of 42 Euros.

Would you please confirm your agreement to the attached terms and conditions of this special allocation by signing and returning a copy of this letter to me.

Your sincerely,




                                                                   Henri PROGLIO

                             STOCK OPTION PLAN RULES

                                  FEBRUARY 2001

Preamble



-        Definition of a stock purchase (or subscription) option plan

         A stock purchase (or subscription) option plan is an arrangement whereby Vivendi Environnement (the "Company") allocates to the salaried employees and/or corporate officers of the Company and/or companies linked to it, the possibility of purchasing (or subscribing) new shares over a certain period of time, at a price determined when the grant is made and which remains fixed throughout this period (except for any adjustments described below).

         Beneficiaries thereby receive an interest in the performance of the Company, as measured by the stock exchange valuation of its share.

         Any financial gain obtained from the exercise of the option rights and subsequent sale of the shares may be subject to tax treatment specific to the options and which depends on the beneficiary's place of residence for tax purposes.



I.       Conditions of allocation and particulars of the options


         -        Number of shares subject to the option

                  The Management Board determines the number of options allocated to each beneficiary. This number is communicated to the beneficiary by letter. As the options are irrevocable, this number and the price cannot be changed during the option term, except in the event of the adjustments set out below (see page 3). New options may be allocated only pursuant to a further decision by the Board.

         -        Particulars of the options

                  The grant of options is an irrevocable commitment made by the Company to the beneficiaries, subject to the conditions set out below.

                  Except in the event of the beneficiary's death, the options are non-transferable and are not subject to execution or attachment.

                  Options are exercised at the discretion of the beneficiary.



                  For American beneficiaries, the options granted (corresponding to ADS, or even to ordinary shares) are considered to be "NSOs" (Non-Statutory Stock Options), unless the grant letter specifies that the options are "ISOs" (Incentive Stock Options)(1).

         -        Duration and exercise term of the options

                  The options are granted irrevocably for a term of 8 years.

                  The Management Board determines the grant terms and conditions and the date as of which options may be vested and exercised. The beneficiary may exercise his options as of the date set by the Management Board, at any time up to the end of the duration, on one or several occasions, and in conformity with the specific provisions adopted by the Management Board, or by its Chairman under delegated authority, for the given plan. Any option not exercised during the period lapses, with no possibility of extension.

         -        Exercise price

                  The exercise price set for purchase of shares by beneficiaries is determined on the day when the options are granted by the Management Board, subject to limitations imposed by law and by the authorisation given by the Meeting of Shareholders.

                  For beneficiaries receiving options giving the right to ordinary shares listed on the Paris Bourse, the exercise price is set in euros. For beneficiaries receiving options giving the right to ADS listed on the New York Stock Exchange, the exercise price is set in dollars.

         -        Adjustments to the exercise price

                  By law, the exercise price may not be modified during the term of the option.

                  However, should the Company engage during this term in certain financial or corporate transactions affecting the capital stock, the Management Board will adjust the price and the number of shares corresponding to options not yet exercised in such a way as to keep constant the total value of options allocated to each beneficiary. The way such adjustments are calculated is prescribed by law. The Management Board shall apply them as required.

-----------
(1) That is, an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. With respect to granted ISOs, to the extent that the aggregate fair market value of shares subject to the ISOs, which become exercisable for the first time during any calendar year (under all plans of the Company), exceeds $100,000, such excess options shall be treated as NSOs. For purposes of this provision, ISOs shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time of the grant.

                  The main transactions giving rise to such adjustments are as follows:

                  *        capital increases in cash reserved for shareholders;

                  * capital increases through capitalisation of reserves, profits or additional paid-in capital, and distribution of bonus shares;

                  * issues of convertible or exchangeable bonds reserved for shareholders.

                  Other exercise price adjustments are provided for by law, in the case of somewhat exceptional financial transactions (distribution of reserves, capital reduction resulting from losses, etc.).

                  In all such situations, the adjustment procedure aims to keep constant the total value of outstanding options granted.

         Neither the plan regulations nor the grant letter are to be construed as giving the beneficiary any rights whatsoever under his employment contract.


II.      Option vesting and exercise conditions and procedures

         The overall number of options, as stated above, vests annually in 1/3 parts over three years, except as may be provided in exceptional cases by the President of the Management Board in his discretion and who reports on such exceptions once a year to the Compensation Committee. The option can be exercised (with no immediate sale for French beneficiaries) from the third year following the allocation up to 2/3rd (and up to 100% the fourth year).

         This vesting of 1/3 parts does not apply in the event of death, disability (2nd and 3rd categories as defined by Article L.341.4 of the French Social Security Code) or retirement. In these cases, the beneficiary (or his estate) acquires 100% of the options granted.

         In the event of departure for any reason whatsoever (including for the reasons mentioned above, with the exception of death), the beneficiary may exercise, up to expiry of the option term, only those options that were vested before such departure (including any options acquired under a waiver), in accordance with the option exercise procedures set out below.

         In the event of a beneficiary's death, the law provides that his estate may exercise his options within a period of six months following the date of death, but this period may not have the effect of prolonging the initial duration of validity of the options, if that duration expires earlier.

         However, in the event that a formal take-over bid is launched in respect of the share capital of the Company all allocated options are immediately treated as vested and exercisable, and the corresponding shares will become freely negotiable.

         -        Option exercise procedures

                  In order to exercise the options, non-American beneficiaries must submit a written declaration to the Company's General Counsel's Office, accompanied by an option exercise form (which also has the validity of a purchase order) and by payment of the price. For this purpose, each beneficiary receives a form to be filled in, dated, signed and returned to the Company each time options are exercised. This form is attached as Appendix 1 for non-American beneficiaries.

                  American beneficiaries will have to complete, date, sign and return to Vivendi Environnement's plan administrator the form provided in Appendix 2 (cashless exercise) or Appendix 3 (exercise and purchase of shares). These forms may be modified as necessary at any time.

         -        Payment of the price

                  The price must be paid in most cases in cash (cheque, bank transfer), or by any other procedure put in place by the managing banking or financial institution and approved by the Company.

         -        Delivery of the securities

                  Each time options are exercised, non-American beneficiaries must indicate on the option exercise form the administration method desired for the acquired shares. It should be noted that the transfer of shares and their registration on account may take some time (up to 8 days for registration in an "administered" nominal account). Registration in a "pure" registered account is entrusted to the Securities Department mandated by the Company(1). Registration in an "administered" registered account gives the beneficiary the possibility of choosing a different administrator. We recall, however, that administration of "pure" registered accounts is free of charge (no custody fees). Moreover, it facilitates compliance with the reporting requirements to be described later (see below).

-----------
(1) BNP PARIBAS - GIS Emetteurs - Les Collines de l'Arche - 75450 Paris cedex 09.


III. Particulars of shares purchased

         It is obligatory for the shares to be registered.

         They give the right to receive dividends paid in the year in which they are purchased, provided, however, that the options are exercised at least five working days before the date of the Meeting of Shareholders.

         Shares obtained by exercising options are negotiable immediately, except in the case of beneficiaries who are French residents. The latter may not sell shares corresponding to exercised options until expiry of the beneficial holding period applicable to the plan under French tax law, except for cases of derogation(1) (in particular those set out in Article 91 ter of Appendix II of the French General Tax
         Code).


IV.      Sensitive periods

         Beneficiaries must comply with legislation and regulations applicable to the use of privileged information.(2)

         Under all circumstances, beneficiaries wishing to exercise their options or to sell their shares will be personally responsible for meeting their obligation to abstain from such acts when they possess or may be presumed to possess, as a result of their duties within the Company, non-public information likely to have an influence on the market price of the shares.

         In addition, beneficiaries may not exercise their options or sell their shares during a period of at least 30 days before and one day after meetings of the Supervisory Board held to approve the financial statements of the Company. This 30-day mandatory hold period can be modified by the Company at its discretion at any time and consistent with applicable law.


V.       Application of the present Regulations

         Should any questions arise regarding the present Regulations and their application, the General Counsel should be consulted. It is clearly understood that any information provided by the individual departments of the Company (General Counsel's Office, legal department, financial department, human resources department) is limited to the communication of purely factual information, and may not take the form of legal, financial or tax advice in respect of which these departments may be held liable in any manner whatsoever.


-----------
(1) This period currently runs for five years, and is to be reduced to four years by the draft law now being debated. These timing restrictions are not applicable in the case of an explicit waiver granted by the Board of Directors, or in the cases set out in Article 91 ter of Appendix II of the French General Tax Code, namely:
- dismissal or retirement of the holder, it being specified that the options have to have been exercised at least three years before the date of the event;
- disability of the holder, with inclusion in the second or third disability category in the meaning of Article L.314.4 of the French Social Security Code;
-        death of the holder.
(2) Order dated 28 September 1967. Regulation N(degree)90-08 of the COB (Commission des Operations de Bourse - French Stock Exchange Commission) and rules of the U.S. Securities and Exchange Commission.

VI.      Changes in the plan

         At any time, by a decision of the Management Board, and following consultation as required with the Compensation Committee, the Company may change the provisions of the present plan. Any changes that do not result in more favourable terms for beneficiaries are subject to written agreement between each beneficiary and the Company.


VII.     Compliance

         For the purposes of U.S. beneficiaries, shares shall not be issued pursuant to the exercise of an option, unless the exercise of such option and the issuance and delivery of such shares comply with all relevant provisions of law, in particular the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, the rules and regulations promulgated thereunder, applicable U.S. laws concerning the administration of stock option plans under state corporate and securities laws, and the requirements of any stock exchange or quotation system upon which the shares may then be listed or quoted.


VIII.    Liability of the Company

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.


IX.      Applicable law and language

         The plan is subject to French law (Articles L.225-177 and following of the Commercial Code based on the Act of 24 July 1966 and the Decree of 23 March 1967).

         The Management Board is duly authorised to grant options under the authority conferred upon it by the Meeting of Shareholders (June 21st, 2000).

         The plan exists in an English language version and a French language version, with the latter taking precedence.

                                   Appendices





1.       Request for the irrevocable exercise of options.


2. Request for the irrevocable exercise of options and sale (for U.S participants only).


----------------------------------------
                                                                                                                            ANNEXE I
Document a remettre a / Document to be     Plan d'Options d'actions VEOLIA ENVIRONNEMENTde Fevrier 2001
                sent :
                                           VEOLIA ENVIRONNEMENT Stock Options Plan of February 2001
         VEOLIA ENVIRONNEMENT
               DRH - SO
         36-38, avenue Kleber
         75799 PARIS Cedex 16
----------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                   DEMANDE DE LEVEE IRREVOCABLE SIMPLE
                                 FINANCEMENT ASSURE PAR LE BENEFICIAIRE DES LA SIGNATURE DU PRESENT BULLETIN
                                             REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS
                                   FINANCING PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Nom et prenom (en majuscules)
Name and forename (in capitals)
------------------------------------------------------------------------------------------------------------------------------------

Date et lieu de naissance               |___/___/_____|      |_____________________________| |____| |__________________________|
(mention obligatoire)                    Date de naissance      Lieu de naissance : Ville, Departement, Pays
Date and place of birth                  Date of birth                Place of birth : Town, County, Country
(compulsory mention)
------------------------------------------------------------------------------------------------------------------------------------
Nationalite / Nationality
------------------------------------------------------------------------------------------------------------------------------------
Numero de Securite Sociale              |___|___|___|___|____|____|
(for French resident only)
------------------------------------------------------------------------------------------------------------------------------------
Adresse du domicile fiscal
Address of tax domicile
------------------------------------------------------------------------------------------------------------------------------------
Adresse courrier (si differente)
Postal address (if different)
------------------------------------------------------------------------------------------------------------------------------------

Ayant recu du Directoire de la societe VEOLIA ENVIRONNEMENT, en date du 8 fevrier 2001, une attribution d'options de souscription d'actions VEOLIA
ENVIRONNEMENT au prix d'exercice de...........(euro), declare demander la levee irrevocable(1) des options dont je suis titulaire et en consequence souscrire...................... actions VEOLIA ENVIRONNEMENT.
Pursuant to the decision taken by the Management Board of VEOLIA ENVIRONNEMENT on February 8, 2001 to allot an option to subscribe to shares VEOLIA
ENVIRONNEMENT at an exercise price of (euro)........., hereby request the irrevocable exercise (1) of the options held in my name and, accordingly, subscribe to................................ shares VEOLIA ENVIRONNEMENT.


FINANCEMENT DE LA LEVEE (nombre d'actions souscrites x prix d'exercice) PAYMENT (number of shares subscribed to x exercise price)

Je joins a ce document un cheque bancaire ou postal en euros libelle a l'ordre de BNP Paribas Securities Services ou un virement en euros sur le compte : BIC Code / SWIFT: PARBFRPPXXX, numero : 41329 00001 0000084009P 04 de
........................................... (euro) representant le montant de ma levee d'options.
I enclose a bank or post office cheque in euros made out to BNP Paribas Securities Services by direct transfer of euros into account: BIC Code / SWIFT:
PARBFRPPXXX, number: 41329 00001 0000084009P 04 or in an amount of (euro)
........................................... representing the amount due on the exercise of the above options.


FORME JURIDIQUE DES TITRES
SHARE REGISTRATION
Les actions VEOLIA ENVIRONNEMENT issues de ma levee d'options seront inscrites au moment de leur levee au nominatif pur sur un compte a mon nom aupres du service actionnaires de la SOCIETE GENERALE.The VEOLIA ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department held by the SOCIETE GENERALE.


                               -------------------------------------------------
Fait a / Done at :...........  Date de reception de la levee d'options et cachet de la societe VEOLIA ENVIRONNEMENT
Date / Date :................  Reception date of the exercise of the option and
                               Company stamp VEOLIA ENVIRONNEMENT
Signature(2):................
                               -------------------------------------------------

---------------
(1) Cet ordre de levee d'options est irrevocable et donne lieu a un reglement a la date de signature./The instruction to exercise the options is irrevocable and payment is due upon signature.

(2) Important : Faire preceder la signature de la mention manuscrite "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT". / Important : signature to be preceded by the following hand-written text : "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT" ('Valid for the subscribe to (x) VEOLIA ENVIRONNEMENT shares')


                                                                                                                            ANNEXE I
-----------------------------------------
Document a conserver par / Document to     Plan d'Options d'actions VEOLIA ENVIRONNEMENT de fevrier 2001 be kept by :
                                            VEOLIA ENVIRONNEMENT Stock Options plan of February 2001
   Le beneficiaire / the beneficiary
----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DEMANDE de LEVEE IRREVOCABLE SIMPLE
                             FINANCEMENT ASSURE PAR LE BENEFICIAIRE DES LA SIGNATURE DU PRESENT BULLETIN
                                           REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS
                              FINANCING PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Nom et prenom (en majuscules)
Name and forename (in capitals)
------------------------------------------------------------------------------------------------------------------------------------

Date et lieu de naissance               |___/___/_____|      |_____________________________| |____| |__________________________|
(mention obligatoire)                    Date de naissance      Lieu de naissance : Ville, Departement, Pays
Date and place of birth                  Date of birth                Place of birth : Town, County, Country
(compulsory mention)
------------------------------------------------------------------------------------------------------------------------------------
Nationalite / Nationality
------------------------------------------------------------------------------------------------------------------------------------
Numero de Securite Sociale              |___|___|___|___|____|____|
(for French resident only)
------------------------------------------------------------------------------------------------------------------------------------
Adresse du domicile fiscal
Address of tax domicile
------------------------------------------------------------------------------------------------------------------------------------
Adresse courrier (si differente)
Postal address (if different)
------------------------------------------------------------------------------------------------------------------------------------

Ayant recu du Directoire de la societe VEOLIA ENVIRONNEMENT, en date du 8 fevrier 2001, une attribution d'options de souscription d'actions VEOLIA
ENVIRONNEMENT au prix d'exercice de......... (euro), declare demander la levee irrevocable(1) des options dont je suis titulaire et en consequence souscrire
....................... actions VEOLIA ENVIRONNEMENT.
Pursuant to the decision taken by the Management Board of VEOLIA ENVIRONNEMENT on February 8, 2001 to allot an option to subscribe to shares VEOLIA
ENVIRONNEMENT at an exercise price of (euro)............, hereby request the irrevocable exercise of the options held in my name and, accordingly, subscribe
to................................shares VEOLIA ENVIRONNEMENT.


Financement de la levee (nombre d'actions souscrites x prix d'exercice)
Payment (number of shares subscribed to x exercise price)
 Je joins a ce document un cheque bancaire ou postal en euros libelle a l'ordre de BNP Paribas Securities Services ou un virement en euros sur le compte : BIC Code / SWIFT: PARBFRPPXXX, numero : 41329 00001 0000084009P 04 de
........................................... (euro) representant le montant de ma levee d'options.
I enclose a bank or post office cheque in euros made out to BNP Paribas Securities Services by direct transfer of euros into account: BIC Code / SWIFT:
PARBFRPPXXX, number: 41329 00001 0000084009P 04 or in an amount of (euro)
........................................... representing the amount due on the exercise of the above options.

Forme juridique des titres
Share registration
Les actions VEOLIA ENVIRONNEMENT issues de ma levee d'options seront inscrites au moment de leur levee au nominatif pur sur un compte a mon nom aupres du service actionnaires de la SOCIETE GENERALE.The VEOLIA ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department held by the SOCIETE GENERALE.

                               -------------------------------------------------
Fait a / Done at :...........  Date de reception de la levee d'options et cachet de la societe VEOLIA ENVIRONNEMENT
Date / Date :................  Reception date of the exercise of the option and
                               Company stamp VEOLIA ENVIRONNEMENT
Signature(2):................
                               -------------------------------------------------

-----------
(1) Cet ordre de levee d'options est irrevocable et donne lieu a un reglement a la date de signature./The instruction to exercise the options is irrevocable and payment is due upon signature.

(2) Important : Faire preceder la signature de la mention manuscrite
"Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT"./Important: signature to be preceded by the following hand-written text: "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT" ('Valid for the subscribe to
(x) VEOLIA ENVIRONNEMENT shares').

----------------------------------
Document a remettre a / document     Plan d'Options d'actions VEOLIA ENVIRONNEMENT  de fevrier 2001                        ANNEXE II
          to be sent :
      VEOLIA ENVIRONNEMENT
            DRH - SO                 VEOLIA ENVIRONNEMENT Stock Option Plan of February 2001
       36-38 avenue Kleber
      75799 PARIS Cedex 16
              Fax :
----------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                          DEMANDE DE LEVEE IRREVOCABLE ET DE VENTE CASHLESS
                                      FINANCEMENT ASSURE PAR LE PRODUIT DE LA VENTE DES ACTIONS
                                      REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS AND SALE
                                      FINANCING PROVIDED BY THE NET PROCEED OF THE SHARES SALE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Nom et prenom (en majuscules)
Name and forename (in capitals)
------------------------------------------------------------------------------------------------------------------------------------

Date et lieu de naissance               |___/___/_____|      |_____________________________| |____| |__________________________|
(mention obligatoire)                    Date de naissance      Lieu de naissance : Ville, Departement, Pays
Date and place of birth                  Date of birth                Place of birth : Town, County, Country
(compulsory mention)
------------------------------------------------------------------------------------------------------------------------------------
Nationalite / Nationality
------------------------------------------------------------------------------------------------------------------------------------
Numero de Securite Sociale              |___|___|___|___|____|____|
(for French resident only)
------------------------------------------------------------------------------------------------------------------------------------
Adresse du domicile fiscal
Address of tax domicile
------------------------------------------------------------------------------------------------------------------------------------
Adresse courrier (si differente)
Postal address (if different)
------------------------------------------------------------------------------------------------------------------------------------

ayant recu du Directoire de la societe VEOLIA ENVIRONNEMENT, en date du 8 fevrier 2001, une attribution d'options de souscription d'actions VEOLIA
ENVIRONNEMENT au prix d'exercice de ............(euro), declare demander la levee irrevocable(1) des options dont je suis titulaire et en consequence souscrire .............................actions VEOLIA ENVIRONNEMENT.
Pursuant to the decision taken by the Board of Directors of VEOLIA ENVIRONNEMENT on February 8, 2001 to allot an option to subscribe to VEOLIA ENVIRONNEMENT shares at an exercise price o(euro)................, hereby request the irrevocable exercise(1) of the options held in my name and, accordingly, subscribe to..................................... VEOLIA ENVIRONNEMENT shares.


FORME JURIDIQUE DES TITRES / SHARE REGISTRATION

Les actions VEOLIA ENVIRONNEMENT issues de ma levee d'options seront inscrites au moment de leur levee au nominatif pur sur un compte a mon nom aupres du service actionnaires de la SOCIETE GENERALE.
The VEOLIA ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department held by the SOCIETE GENERALE.


CONVERSION AU PORTEUR ET ORDRE DE VENTE DES ACTIONS / TRANSFER INTO BEARER AND SALE ORDER FORM

o      Au marche
       Market order (order at best)



DENOUEMENT DE L'OPERATION DE LEVEE - VENTE /COMPLETION OF THE EXERCISE - SALE Je demande que le montant de la vente - apres deduction de la somme reglee a VEOLIA ENVIRONNEMENT pour la souscription des options et la commission relative au cashless, des taxes, des frais de courtage et commissions soit verse sur mon compte : I request the income of the sale- after deducting the sum paid to VEOLIA ENVIRONNEMENT for exercising the options and cashless commission, taxes, brokerage fees and handling commission to be credited on my account:


-----------
(1) Cet ordre de levee d'options est irrevocable et donne lieu a un reglement a la date de signature./The instruction to exercise the options is irrevocable and payment is due upon signature.


------------------------------------------------------------------------------------------------------------------------------------
Coordonnees bancaires d'un compte en France (joindre un releve d'identitebancaire (RIB), postal (RIP) ou Caisse d'Epargne (RICE) :

Nom de la banque :..................................................................................................................

  Code banque                      Code guichet                    Numero de compte                Cle


------------------------------------------------------------------------------------------------------------------------------------
Coordonnees bancaires d'un compte hors de France / Bank information on an account abroad :

Reference codee de la banque : |__|__|__|__|__|__|__|__|__|__| Reference codee du guichet ou agence : |__|__|__|__|__|
Coded reference of the bank:                                   Coded reference of the branch or agency:

Reference du compte premiere partie / Reference of the account first part :|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

Reference du compte deuxieme partie : |__|__|__|__|__|__|__|__|__|__| Element de controle final : |__|__|__|__|__|
Reference of the account second part:                                 Element of final control:

Code SWIFT (ou code BIC) / SWIFT code (or BIC code) : |__|__|__|__|__|__|__|__|__|__|__|

Nom de la banque / Name of the bank :
|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Nom et/ou adresse de l'agence / Name and/or address of branch/agency :

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__






Fait a / done at :............., Date / Date :................   Signature(2) :            Visa  de la  Societe / Company stamp :


-----------
(2) Important : Faire preceder la signature de la mention manuscrite "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT". / Important : signature to be preceded by the following hand-written text : "Bon pour souscription de (x)
actions VEOLIA ENVIRONNEMENT" ('Valid for the subscription to (x) VEOLIA
ENVIRONNEMENT shares>>)